                               CREDIT AGREEMENT

                                     AMONG

                             BMC INDUSTRIES, INC.



                                 VARIOUS BANKS

                                      AND

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION




                 =============================================
                     $70,000,000 REVOLVING CREDIT FACILITY
                    $80,000,000 ACQUISITION CREDIT FACILITY
                 =============================================


                          CLOSING DATE: JUNE 5, 1996


                                   [LOGO]


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                              TABLE OF CONTENTS

ARTICLE I DEFINITIONS ...................................................  1
 Section 1.1  Definitions ...............................................  1

ARTICLE II AMOUNT AND TERMS OF THE LOANS AND LETTERS OF CREDIT .......... 11
 Section 2.1  Facility A ................................................ 11
 Section 2.2  Facility B ................................................ 11
 Section 2.3  Procedure for Making Advances ............................. 11
 Section 2.4  Interest .................................................. 13
 Section 2.5  Pricing Adjustments ....................................... 14
 Section 2.6  Letters of Credit ......................................... 15
 Section 2.7  Commitment Fees ........................................... 16
 Section 2.8  Syndication Fee ........................................... 17
 Section 2.9  Voluntary Reduction of the Commitment Amounts ............. 17
 Section 2.10 Mandatory Reduction of the Commitment
                Amounts: Excess Foreign Debt ............................ 17
 Section 2.11 Voluntary Prepayments ..................................... 18
 Section 2.12 Computation of Interest and Fees .......................... 18
 Section 2.13 Payment ................................................... 18
 Section 2.14 Payment on Nonbusiness Days ............................... 18
 Section 2.15 Fees on Fixed Rate Advances and Indemnity ................. 18
 Section 2.16 Capital Adequacy .......................................... 20

ARTICLE III CONDITIONS OF LENDING AND LETTERS OF CREDIT ................. 21
 Section 3.1  Initial Conditions Precedent .............................. 21
 Section 3.2  Conditions Precedent to All advances and
                Letters of Credit ....................................... 22

ARTICLE IV REPRESENTATIONS AND WARRANTIES ............................... 22
 Section 4.1  Corporate Existence and Power ............................. 22
 Section 4.2  Authorization of Borrowing; No Conflict as to
                Law or Agreements ....................................... 22
 Section 4.3  Legal Agreements .......................................... 23
 Section 4.4  Subsidiaries .............................................. 23
 Section 4.5  Financial Condition ....................................... 23
 Section 4.6  Adverse Change ............................................ 23
 Section 4.7  Litigation ................................................ 23
 Section 4.8  Hazardous Substances ...................................... 23
 Section 4.9  Regulation U .............................................. 23
 Section 4.10 Taxes ..................................................... 24
 Section 4.11 Titles and Liens .......................................... 24
 Section 4.12 ERISA ..................................................... 24

ARTICLE V AFFIRMATIVE COVENANTS OF THE BORROWER ......................... 24
 Section 5.1  Financial Statements ...................................... 24
 Section 5.2  Books and Records; Inspection and Examination ............. 26

 Section 5.3  Compliance with Laws ...................................... 26
 Section 5.4  Payment of Taxes and Other Claims ......................... 27
 Section 5.5  Maintenance of Properties ................................. 27
 Section 5.6  Insurance ................................................. 27
 Section 5.7  Preservation of Corporate Existence ....................... 27
 Section 5.8  Total Capitalization Ratio ................................ 27
 Section 5.9  Interest Coverage Ratio ................................... 28
 Section 5.10  Cash Flow Leverage Ratio ................................. 28
 Section 5.11  Tangible Net Worth ....................................... 28

ARTICLE VI NEGATIVE COVENANTS ........................................... 28
 Section 6.1  Liens ..................................................... 28
 Section 6.2  Indebtedness .............................................. 30
 Section 6.3  Guaranties ................................................ 31
 Section 6.4  Investments ............................................... 32
 Section 6.5  Sale of Assets ............................................ 33
 Section 6.6  Restrictions on Issuance and Sale of Subsidiary Stock ..... 34
 Section 6.7  Consolidation and Merger .................................. 34
 Section 6.8  Sale and Leaseback ........................................ 35
 Section 6.9  Subordinated Debt ......................................... 35
 Section 6.10 Hazardous Substances ...................................... 35
 Section 6.11 Restrictions on Nature of Business ........................ 35
 Section 6.12 Restrictions on Subsidiary Agreements ..................... 35

ARTICLE VII EVENTS OF DEFAULT, RIGHTS AND REMEDIES ...................... 35
 Section 7.1  Events of Default ......................................... 36
 Section 7.2  Rights and Remedies ....................................... 38
 Section 7.3  Pledge of Cash Collateral Account ......................... 39

ARTICLE VIII THE AGENT .................................................. 39
 Section 8.1  Authorization ............................................. 39
 Section 8.2  Distribution of Payments and Proceeds ..................... 39
 Section 8.3  Expenses .................................................. 40
 Section 8.4  Payments Received Directly by Banks ....................... 41
 Section 8.5  Indemnification ........................................... 41
 Section 8.6  Limitations on Agent's Power .............................. 41
 Section 8.7  Exculpation ............................................... 41
 Section 8.8  Agent and Affiliates ...................................... 42
 Section 8.9  Credit Investigation ...................................... 42
 Section 8.10 Resignation ............................................... 42
 Section 8.11 Assignments ............................................... 42
 Section 8.12 Participations ............................................ 42
 Section 8.13  Disclosure of Information ................................ 43

                                    -ii-

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ARTICLE IX MISCELLANEOUS ................................................ 44
 Section 9.1  No Waiver; Cumulative Remedies ............................ 44
 Section 9.2  Amendments, Etc. .......................................... 44
 Section 9.3  Notice .................................................... 44
 Section 9.4  Costs and Expenses ........................................ 45
 Section 9.5  Indemnification by Borrower ............................... 45
 Section 9.6  Execution in Counterparts ................................. 45
 Section 9.7  Binding Effect, Assignment ................................ 46
 Section 9.8  Governing Law ............................................. 46
 Section 9.9  Severability of Provisions ................................ 46
 Section 9.10 Waiver of Jury Trial ...................................... 46
 Section 9.11 Prior Agreements .......................................... 46
 Section 9.12 Most Favored Nation ....................................... 47
 Section 9.13 Headings .................................................. 47

                               CREDIT AGREEMENT

                           Dated as of June 5, 1996

          BMC Industries, Inc., a Minnesota corporation; the Banks, as defined below; and Norwest Bank Minnesota, National Association, a national banking association, as Agent for the Banks, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

               (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          "Advance" means an Advance by a Bank to the Borrower pursuant to
     Article II.

          "Agent" means Norwest acting in its capacity as agent for itself and the other Banks hereunder.

          "Agreement" means this Credit Agreement.

          "Bank Business Day" means a day other than a Saturday, Sunday or day on which any Bank is not open for the transaction of commercial business at its main office in Minnesota or Michigan, as the case may be.

          "Banks" means Norwest, acting on its own behalf and not as Agent, and each of the other undersigned banks, collectively.

          "Borrower" means BMC Industries, Inc., a Minnesota corporation and a party to this Agreement.

          "Borrowing" means a borrowing under Article II consisting of equal Advances made to the Borrower at the same time by each of the Banks severally.

          "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles consistently applied.

          "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles consistently applied.

          "Cash Collateral Account" means an account maintained with the Agent in which funds are deposited pursuant to Section 2.6(h), Section 2.10 or
     Section 7.2(c).

          "Cash Flow Leverage Ratio" means, at the end of any fiscal quarter of the Borrower, the ratio of (A) the aggregate Funded Debt of the Borrower and its Subsidiaries as at the end of that fiscal quarter, to (B) EBITDA of the Borrower and its Subsidiaries during the four fiscal quarters ending on that quarter-end, all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Commitment" means, with respect to each Bank, that Bank's commitment to make Advances and issue or participate in Letters of Credit pursuant to
     Article II.

          "Compliance Certificate" means a certificate in substantially the form of Exhibit D, or such other form as the Borrower and the Banks may from time to time agree upon in writing, executed by a Designated Financial Officer of the Borrower, (i) setting forth relevant facts in reasonable detail the computations as to whether or not the Borrower is in compliance with the requirements set forth in Sections 5.8, 5.9, 5.10 and 5.11, (ii) stating that the financial statements delivered therewith have been prepared in accordance with generally accepted accounting principles applied on a basis that is consistent in all material respects with the accounting practices reflected in the annual financial statements referred to in Section 4.5, subject to any Required GAAP Change and, in the case of interim financial statements, year-end audit adjustments, and
     (iii) stating whether or not such officer or any other member of the Borrower's senior management has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto.

          "Consolidated Net Income" means the net earnings of the Borrower and its Subsidiaries on a consolidated basis after excluding the sum of (i) any net losses or any undistributed net income of any minority interest held by the Borrower, (ii) the gain or loss resulting from the sale of any capital assets other than in the ordinary course of business, (iii) extraordinary or non-recurring gains or losses, provided they are identified as such in the Borrower's audited financial statements and (iv) any gain resulting from any write-up of assets, all determined in accordance with generally accepted accounting principles consistently applied.

          "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit; provided that,
     (a) with respect to the Borrower, its obligations under that certain Pledge Declaration made to Deutsche Bank AG dated September 23, 1994, and any extension, increase, substitution or replacement therefor, (b) obligations of the Borrower or any Subsidiary to reimburse the issuer of any undrawn letter of credit issued in connection with any obligation of the Borrower or any Subsidiary, and (c) any transaction described in
     Section 6.1(k), shall in each case not be a Contingent Obligation hereunder.

          "Default" means an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

          "Designated Financial Officer" means the chief financial officer, treasurer, assistant treasurer or controller of the Borrower.

          "Domestic Subsidiary" means a Subsidiary that conducts no material business outside the United States and has no material property outside the United States.

          "EBIT" means, for any period, the sum of (a) Consolidated Net Income for the Borrower and its Subsidiaries for such period, (b) Interest Expense for such period to the extent deducted in determining such Consolidated Net Income, and (c) all taxes accrued for such period on or measured by income to the extent deducted in determining such Consolidated Net Income, all determined in accordance with generally accepted accounting principles consistently applied.

          "EBITDA" means, for any period, the sum of (a) EBIT for the Borrower and its Subsidiaries for such period, and (b) depreciation, depletion, amortization and other non-cash items for such period to the extent deducted in determining the Consolidated Net Income component used in the calculation of EBIT, all determined in accordance with generally accepted accounting principles consistently applied.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

          "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1252 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1321 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

          "Eurodollar Business Day" means a Bank Business Day on which dealings in U.S. dollar deposits are carried on in the London interbank market.

          "Eurodollar Rate" means the annual rate equal to the sum of (i) the rate obtained by dividing (a) the rate (rounded up to the nearest 1/16 of 1%) determined by the Agent to be the average rate at which U.S. dollar deposits are offered to the Agent by major banks in the London interbank market for funds to be made available on the first day of any Interest Period in an amount approximately equal to the amount for which a Eurodollar Rate quotation has been requested and maturing at the end of such Interest Period, by (b) a percentage equal to 100% minus the Federal Reserve System requirement (expressed as a percentage) applicable to such deposits, and (ii) the applicable Eurodollar Rate Spread.

          "Eurodollar Rate Spread" means a percentage, determined as set forth in Section 2.5.

          "Event of Default" has the meaning specified in Section 7.1.

          "Excess Foreign Debt" means, as of any date, the greater of (i) $0, or (ii) (A) the highest aggregate indebtedness of Foreign Subsidiaries outstanding at any one time after the date hereof and on or before the date of determination, less (B) $35,000,000.

          "Facility A Advance" means an Advance by a Bank to the Borrower pursuant to Section 2.1.

          "Facility A Commitment Amount" means, with respect to each Bank, the amount so designated opposite that Bank's name on the signature page, unless said amount is reduced pursuant to Section 2.9 or 2.10, in which event it means the amount to which said amount is reduced.

          "Facility A Commitment Fee Rate" means a percentage, determined as set forth in Section 2.5.

          "Facility A Commitment Termination Date" means the earliest of
     (i) June 15, 2000, (ii) the date on which the Facility A Commitment Amounts have been reduced to $0 pursuant to Section 2.9, or (iii) the date on which the Commitments have been terminated pursuant to Section 7.2.

          "Facility A Note" has the meaning set forth in Section 2.1.

          "Facility B Advance" means an Advance by a Bank to the Borrower pursuant to Section 2.2.

          "Facility B Commitment Amount" means, with respect to each Bank, the amount so designated opposite that Bank's name on the signature page, unless said amount is reduced pursuant to Section 2.9 or 2.10, in which event it means the amount to which said amount is reduced.

          "Facility B Commitment Fee Rate" means a percentage, determined as set forth in Section 2.5.

          "Facility B Commitment Termination Date" means the earliest of
     (i) June 4, 1997, (ii) the date on which the fourth Borrowing under
     Section 2.2 is made, (iii) the date on which the Facility B Commitment Amounts have been reduced to $0 pursuant to Section 2.9, or (iv) the date on which the Commitments have been terminated pursuant to Section 7.2.

          "Facility B Note" has the meaning set forth in Section 2.2.

          "Federal Funds Rate" means at any time an interest rate per annum equal to the weighted average of the rates for overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Bank Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it, it being understood that the Federal Funds Rate for any day which is not a Bank Business Day shall be the Federal Funds Rate for the next preceding Bank Business Day.

          "Floating Rate" means an annual rate equal to the Federal Funds Rate plus 150 basis points (1.50%), which rate shall change when and as the Federal Funds Rate changes.

          "Foreign Subsidiary" means a Subsidiary that is not a Domestic Subsidiary.

          "Funded Debt" of a Person means such Person's (i) obligations for borrowed money; (ii) obligations representing the purchase price of property or services deferred beyond 12 months (other than accounts payable and accrued expenses arising in the ordinary course of such Person's business payable on terms customary in the trade or to then current or former employees of the Borrower or any Subsidiary); (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person; (iv) obligations which are evidenced by notes, acceptances, and other such instruments, except for any such instruments representing obligations (a) to then current or former employees of the Borrower or any Subsidiary, and (b) any such instrument representing any reimbursement obligation under a letter of credit excluded from the definition of Contingent Obligations; (v) Capitalized Lease Obligations; and (vi) Contingent Obligations. For the purpose of computing the "Funded Debt" of any Person, there shall be excluded any particular Funded Debt to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such indebtedness, if permitted by the instrument creating such indebtedness) for the payment, redemption or satisfaction of such indebtedness; and thereafter such funds and evidences of indebtedness so deposited shall not be included in any computation of the assets of such Person. Any determination of "Funded Debt" provided to be for the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied shall require the elimination of all intercompany items.

          "Guaranty" means a Guaranty of a Subsidiary of the Borrower, each in the form of Exhibit C.

          "Guarantying Subsidiary" means (i) Vision-Ease, and (ii) any other present or future Domestic Subsidiary of the Borrower as to which the Agent has received each of the following, each in form and substance satisfactory to the Agent and the Banks:

          (i)   a Guaranty, duly executed by that Subsidiary,

          (ii) an opinion of independent counsel to such Subsidiary, opining that such Guaranty has been duly executed by that Subsidiary and is enforceable in accordance with its terms, and opining as to such other matters as the Agent or any Bank may reasonably request, and

          (iii) a certificate of the secretary of that Subsidiary (A) certifying that the execution, delivery and performance of that Subsidiary's Guaranty have been duly approved by all necessary action of the Board of Directors of that Subsidiary, and attaching true and correct copies of the applicable resolutions granting such approval, (B) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of that Subsidiary, together with such copies, and (C) certifying the names of the officers of that Subsidiary that are authorized to sign that Subsidiary's Guaranty, together with the true signatures of such officers.

          "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

          "Interest Coverage Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (i) EBIT of the Borrower and its Subsidiaries during the four-quarter period ending on that quarter-end, to
     (ii) Interest Expense of the Borrower and its Subsidiaries during the four-quarter period ending on that quarter-end, all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Interest Expense" means, for any period of calculation and without duplication, all interest, whether paid in cash, accrued as a liability or capitalized, on indebtedness during such period, all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Interest Period" means, with respect to any Advance bearing interest at a Eurodollar Rate, a period of one, two, three, or six months beginning on a Eurodollar Business Day, as elected by the Borrower.

          "Issuing Bank" means Norwest, acting as the Bank issuing Letters of Credit.

          "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit, plus (ii) amounts drawn under Letters of Credit for which the Banks have neither been reimbursed nor made any Advance.

          "Letter of Credit" has the meaning set forth in Section 2.6.

          "Loan Documents" means this Agreement and the Notes.

          "Material Adverse Change" means a material adverse change in the financial condition, properties, or operations of (i) the Borrower itself,
     (ii) the Borrower and its Guarantying Subsidiaries, taken as a whole, or
     (iii) the Borrower and all of its Subsidiaries, taken as a whole.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA.

          "Net Worth" means stockholders' equity, determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Non-Guarantying Subsidiary" means any Subsidiary that is not a Guarantying Subsidiary.

          "Norwest" means Norwest Bank Minnesota, National Association, a national banking association and a party to this Agreement.

          "Note" means a Facility A Note or a Facility B Note.

          "Percentage" means, with respect to each Bank, the ratio of (i) the sum of that Bank's Facility A Commitment Amount and Facility B Commitment Amount, to (ii) the aggregate Facility A Commitment Amounts and Facility B Commitment Amounts of all of the Banks. For purposes of the foregoing calculation only, following the Facility A Commitment Termination Date, each Bank's Facility A Commitment Amount shall be deemed to be the principal balance of that Bank's Facility A Note; and following the Facility B Commitment Termination Date, each Bank's Facility B Commitment Amount shall be deemed to be the principal balance of that Bank's Facility B Note

          "Permitted Acquisition" means the acquisition of at least 51% of the stock of any other Person (or, if such Person constitutes a Foreign Subsidiary, at least 50% of the stock of such Person) by the Borrower or any Subsidiary, the consolidation or merger of any other Person into the Borrower or any Subsidiary, or the transfer of any assets of any other Person to the Borrower or any Subsidiary outside the ordinary course of business, in each case so long as (i) such other Person is engaged principally in, or the assets so acquired relate solely to, Permitted Lines of Business, (ii) no Default or Event of Default is continuing at the time of such acquisition, consolidation, merger or transfer, or would be caused by such acquisition, consolidation, merger or transfer, (iii) in the case of any consolidation or merger, the Borrower or an existing Subsidiary of the Borrower shall be the continuing or surviving corporation, and (iv) in the case of an acquisition of stock of another Person who would, upon the consummation of such acquisition, be a Domestic Subsidiary, such Person provides, concurrent with such acquisition, such documents as are necessary to render that Person a Guarantying Subsidiary, as defined herein.

          "Permitted Line of Business" means any line of business consisting principally of the employment, adoption or utilization of certain manufacturing processes, or any line of business constituting an expansion or vertical integration of the Borrower's lines of business existing as of the date hereof.

          "Permitted Stock Option Debt" means indebtedness of any officer or employee of the Borrower or any Subsidiary to the Borrower arising from the exercise by such officer or employee of options to purchase stock of the Borrower directly from the Borrower, provided that, except to the extent reasonably necessary to enable such officer or employee to pay income taxes attributable to the exercise of such options, neither the Borrower nor any Subsidiary shall have made any cash advance in connection with such indebtedness.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary or ERISA Affiliate and covered by Title IV of ERISA.

          "Reportable Event" means (i) a "reportable event" described in
     Section 4043 of ERISA and the regulations issued thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in such regulations, (ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under Section 4041 of ERISA,
     (iv) any other event or condition that might constitute grounds for termination of, or the appointment of a trustee to administer, any Plan, or (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

          "Required Banks" means one or more Banks having an aggregate Percentage equal to or greater than 66-2/3%.

          "Required GAAP Change" means any change in the Borrower's accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard or to any recommendation of a Big Six accounting firm acting as the Borrower's independent auditors, such change has been recommended to or imposed upon the Borrower for its financial statements to be in conformity with generally accepted accounting principles, so long as
     (x) the Borrower has fully disclosed to the Banks any such Required GAAP Change and the effects of the Required GAAP Change on the Borrower's financial statements, and (y) the Borrower and the Banks have agreed in writing to any adjustments to Sections 5.8, 5.9, 5.10 and 5.11 necessary to reflect the effects of such Required GAAP Change. Promptly following notice by the Borrower to the Agent of any proposed Required GAAP Change, the Borrower and the Banks shall negotiate in good faith in order to effect any such adjustments to Sections 5.8, 5.9, 5.10 and 5.11 on or before the effective date of such proposed change.

          "Subordinated Debt" means indebtedness of the Borrower or any Subsidiary which is subordinated in right of payment to all indebtedness of the Borrower to any Bank, on terms that have been approved in writing by each of the Banks and that have been noted by appropriate legend on all instruments evidencing the Subordinated Debt.

          "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership of which 50% or more of the partnership interest therein are directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by the Borrower, the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Tangible Net Worth" means the excess of:

               (a) the tangible assets of the Borrower and its Subsidiaries (excluding intercompany items) which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper, over

               (b) all debt and liabilities of the Borrower and its Subsidiaries (excluding intercompany items).

     In calculating Tangible Net Worth, (i) inventory shall be taken into account on the basis of the cost or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, prepaid expenses, deferred charges or treasury stock or any securities or indebtedness of the Borrower or a Subsidiary or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities,
     (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and
     (iv) any write-up in the book value of any assets shall not be taken into account.

          "Total Capitalization" means the sum of Net Worth plus Funded Debt determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Total Capitalization Ratio" means, as at the end of any fiscal quarter of the Borrower, the ratio of the Funded Debt of the Borrower and its Subsidiaries as at the end of that quarter to Total Capitalization at the end of that quarter, all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Vision-Ease" means Vision-Ease Lens, Inc.

          "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.


                                  ARTICLE II
              AMOUNT AND TERMS OF THE LOANS AND LETTERS OF CREDIT

          Section 2.1 FACILITY A. Each Bank agrees, severally but not jointly, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Facility A Commitment Termination Date in an aggregate amount not to exceed at any time outstanding that Bank's Facility A Commitment Amount, less that Bank's Percentage of the then-outstanding L/C Amount. Within the limits of each Bank's Facility A Commitment Amount, the Borrower may borrow, prepay pursuant to Section 2.11 and reborrow under this
Section 2.1. The Facility A Advances made by each Bank shall be evidenced by and repayable with interest in accordance with a single promissory note of the Borrower (each, a "Facility A Note") payable to the order of that Bank, substantially in the form of Exhibit A hereto, dated the date hereof. The proceeds of each Facility A Advance shall be used by the Borrower for its general corporate purposes.

          Section 2.2 FACILITY B. Each Bank agrees, severally but not jointly, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Facility B Commitment Termination Date in an aggregate amount not to exceed at any time outstanding that Bank's Facility B Commitment Amount. Within the limits of each Bank's Facility B Commitment Amount, the Borrower may borrow, prepay pursuant to Section 2.11 and reborrow under this Section 2.2. The Facility B Advances made by each Bank shall be evidenced by and repayable in accordance with a single promissory note of the Borrower (each, a "Facility B Note") payable to the order of that Bank, substantially in the form of Exhibit B hereto, dated the date hereof. The proceeds of each Facility B Advance shall be used by the Borrower to facilitate one or more Permitted Acquisitions.

          Section 2.3 PROCEDURE FOR MAKING ADVANCES. Each Borrowing shall occur following written notice from the Borrower to the Agent or telephonic request from any person purporting to be authorized to request Advances on behalf of the Borrower. Each such notice or request shall specify (i) the date of the requested Borrowing, (ii) the amount thereof, and (iii) if any portion of such Borrowing will bear interest at a Eurodollar Rate, the Interest Period selected by the Borrower with respect thereto. If such Borrowing is to be made under Section 2.2, the Borrower shall, concurrent with or prior to the delivery of such notice or request, inform the Agent of the name of the target and nature of the Permitted Acquisition for which the proceeds of such Borrowing will be used, and will deliver to the Agent (i) a statement of the sources and uses of all funds with respect to such Permitted Acquisition,
(ii) copies of all agreements and other documents entered into or held by the Borrower relating to such Permitted Acquisition, other than Non-Disclosable Documents, and (iii) such supporting documentation as the Agent or any Bank may reasonably require to establish the continuing accuracy (both at the time of the requested Borrowing and after applying the proceeds of such Borrowing) of the representation set forth in Section 4.9. As used herein, "Non-Disclosable Documents" means agreements and documents that the Borrower is prohibited from disclosing to the Banks pursuant to a bona fide non-disclosure agreement not entered into primarily for the purpose of evading the requirements of this Section and for the disclosure of which the Borrower has been unable to obtain permission despite its best efforts to do so. Such notice or request must be received by the Agent not later than 12:30 p.m. (Minneapolis time) on the day on which such Borrowing is to occur or, if all or any portion of the Borrowing will bear interest at a Eurodollar Rate, not later than three Bank Business Days' prior to the date on which such Borrowing is to occur. Upon receiving a request for a Borrowing, and in any event not later than 1:30 p.m. (Minneapolis time) on the date that the requested Borrowing is to occur, or, if the requested Borrowing is to bear interest at a Eurodollar Rate, the close of business on the day that the request is received, the Agent will notify the Banks of the amount of the requested Borrowing, the amount of each Bank's Advance with respect thereto, and, if applicable, the Eurodollar Rate and the Interest Period selected by the Borrower. Upon fulfillment of the applicable conditions set forth in
Article III, each Bank shall remit its Percentage of the requested Borrowing to the Agent in immediately available funds. So long as a Bank receives notice of the requested Borrowing by the applicable time specified above, that Bank will make its Advance with respect to that Borrowing available to the Agent by wire transfer of immediately available funds to the Agent not later than 4:00 p.m. (Minneapolis time) on the date called for in such notice. Prior to the close of business on the day of the requested
Borrowing, the Agent shall disburse such funds by crediting the same to the Borrower's demand deposit account maintained with the Agent or in such other manner as the Agent and the Borrower may from time to time agree. The Agent shall have no obligation to disburse the requested Borrowing if any condition set forth in Article III has not been satisfied on the day of the requested Borrowing. Each Borrowing shall be in the amount of $750,000 or more; provided, however, that any portion of such Borrowing bearing interest at a Eurodollar Rate must be in the amount of $1,500,000 or more. The Borrower shall be obligated to repay all Advances made to it notwithstanding the fact that the person requesting the same was not in fact authorized so to do. Any request for an Advance shall be deemed to be a representation that the statements set forth in Section 3.2 are correct.

          Section 2.4 INTEREST. The Notes shall bear interest on the unpaid principal amount thereof from the date thereof until paid as set forth in this
Section 2.4. Unless the Borrower elects a Eurodollar Rate pursuant to this Section, the principal balance of each Note shall bear interest at the Floating Rate. At the election of the Borrower, which may be exercised from time to time, the Borrower may request in writing or by telephone that the Agent quote the Eurodollar Rate that would be applicable for the portion of the outstanding principal balance of the Notes (including any Advance requested or to be requested) and for the Interest Period indicated by the Borrower in its quotation request. The portion of the outstanding balance of the Notes for which a Eurodollar Rate quotation is requested (i) must be in the minimum amount (as to all Notes combined) of $1,500,000, (ii) if such request relates to Advances already outstanding, must, on the first day of the applicable Interest Period, either (A) bear interest at the Floating Rate, or (B) bear interest at a Eurodollar Rate with respect to which the Interest Period expires on such first day, and (iii) must not be subject to being repaid during the proposed Interest Period by any regularly scheduled principal payment. A request for a Eurodollar Rate quotation must be received by the Agent before 12:30 p.m. on the day three Eurodollar Business Days before the first day of the proposed Interest Period. The Borrower shall immediately either accept or reject the quotation by telephone. If the Borrower does not affirmatively accept a Eurodollar Rate quotation, the quotation shall be deemed to have been rejected. Upon acceptance of a quotation, the quoted Eurodollar Rate shall (subject to fluctuations in the applicable Eurodollar Rate Spread) be the interest rate applicable for the proposed Interest Period to the portion of the outstanding principal balance of the Notes to which the quotation related (and the remaining part of the principal balance of the Notes, if any, shall continue to bear interest at the rate or rates previously applicable to such amounts). At the termination of such Interest Period, the interest rate applicable to the portion of the principal balance of the Notes to which the Eurodollar Rate quotation was applicable shall revert to the Floating Rate unless a new Eurodollar Rate quotation is requested and accepted by the Borrower. Notwithstanding anything to the contrary in this Section, the Agent shall have no obligation to quote a Eurodollar Rate for any Interest Period if any Bank, in its sole discretion, determines that deposits in amounts equal to the amount for which the quotation has been requested and maturing at the end of the proposed Interest Period are not readily available to any Bank from major banks in the London interbank market. Notwithstanding any other provision of this Agreement or the Notes, interest accruing at a Eurodollar Rate shall be due and payable on the last day of the applicable Interest Period or, if an Interest Period is in excess of three months, on the last day of each calendar quarter and on the last day of the Interest Period. Absent manifest error, the records of the Agent shall be conclusive evidence as to the amount of the Notes bearing interest at Eurodollar Rates, the applicable Eurodollar Rates and the dates on which the Interest Periods applicable to such Eurodollar Rates expire.

          Section 2.5  PRICING ADJUSTMENTS.

          (a) Until adjusted as set forth below, the Eurodollar Rate Spread, Facility A Commitment Fee Rate and Facility B Commitment Fee Rate shall be 0.30%, 0.12% and 0.08%, respectively.

          (b) The Eurodollar Rate Spread, Facility A Commitment Fee Rate and Facility B Commitment Fee Rate shall be adjusted quarterly on the basis of the Total Capitalization Ratio of the Borrower as at the end of the previous fiscal quarter in accordance with the following table:


                                                                  Facility A         Facility B
     Total                                Eurodollar Rate       Commitment Fee     Commitment Fee
     Capitalization Ratio                     Spread                 Rate               Rate
     --------------------                     ------                 ----               ----

     0.35 to 1 or less                         0.30%                  0.12%              0.08%

     Greater than 0.35 to 1,                   0.50%                  0.15%              0.10%
     but not greater than 0.50
     to 1

     Greater than 0.50 to 1                    0.70%                  0.175%            0.125%

     Notwithstanding the foregoing, (i) no reduction in the Eurodollar Rate Spread, Facility A Commitment Fee Rate or Facility B Commitment Fee Rate will be made if a Default or an Event of Default has occurred and is continuing at the time that such reduction would otherwise be made, and
     (ii) if the Borrower fails to deliver any financial statements or Compliance Certificates when required under Section 5.1, the Agent may, and upon the request of the Required Banks, shall, by notice to the Borrower, increase the Eurodollar Rate Spread, Facility A Commitment Fee Rate and Facility B Commitment Fee Rate to the highest rates set forth above from the beginning of the fiscal quarter in which such items were required to be delivered until such time as the Agent has received all such financial statements and Compliance Certificates.

          (c) Reductions and increases in the Eurodollar Rate Spread (and the letter of credit fees based thereon), Facility A Commitment Fee Rate and Facility B Commitment Fee Rate will be determined quarterly following receipt of the Borrower's financial statements and quarterly Compliance Certificates required under Section 5.1. Any such reduction or increase shall be applicable (i) to Eurodollar Rate requests made on or after the third Bank Business Day following such receipt, and (ii) to commitment fees and letter of credit fees accruing on or after the third Bank Business Day following such receipt. The Agent shall notify each Bank of any change pursuant to this Section 2.5 promptly following the determination thereof.

          Section 2.6  LETTERS OF CREDIT.

          (a) The Borrower may from time to time request that the Issuing Bank issue one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the account of the Borrower. No Letter of Credit shall be issued if (i) the face amount of that Letter of Credit, together with the then-applicable L/C Amount and the aggregate principal balance of the Facility A Notes then outstanding, would exceed the aggregate Facility A Commitment Amounts, or (ii) the face amount of that Letter of Credit, together with the then-applicable L/C Amount, would exceed $5,000,000. Each Letter of Credit shall be used for the Borrower's general corporate purposes.

          (b) At least five days prior to the issuance of each Letter of Credit, the Borrower shall execute a letter of credit application and reimbursement agreement in such form as the Issuing Bank may require.

          (c) Each Letter of Credit shall be issued in a form acceptable to the Issuing Bank. Unless otherwise approved by the Required Banks, no Letter of Credit shall have an initial or any renewal term of more than one year or a term (including renewals thereof) extending beyond the Facility A Commitment Termination Date.

          (d) A fee shall be due and payable to the Agent for the benefit of the Banks upon issuance of each Letter of Credit, computed at an annual rate equal to the Eurodollar Rate Spread applied to the face amount of that Letter of Credit outstanding from time to time, from and including the date of issuance of that Letter of Credit until the expiration thereof, payable in advance on the date of issuance and on the first day of each calendar quarter thereafter. The Banks shall promptly refund the unearned portion of any such issuance fee with respect to any Letter of Credit for any calendar quarter upon request of the Borrower following the end of such quarter or upon termination or cancellation of that Letter of Credit.

          (e) An examination fee shall be due and payable to the Issuing Bank for its own account upon any draw under any Letter of Credit. The examination fee shall be equal to the sum of (i) one-eighth of one percent (.125%) of the amount so drawn, and (ii) $100; provided, however, that the amount of that examination fee is subject to review and adjustment by the Issuing Bank in its sole discretion at any time and from time to time. The Issuing Bank shall give written notice to the Borrower of any increase in such examination fee prior to its imposition.

          (f) The Borrower shall pay the amount of each draft drawn under any Letter of Credit to the Issuing Bank on demand, together with interest at the Floating Rate from the date that such draft is paid by the Issuing Bank until payment of such amount in full. The Issuing Bank may (at its option) charge any deposit account maintained by the Borrower with the Issuing Bank for the amount of any draft drawn under a Letter of Credit.

          (g) Each Bank shall be deemed to hold a participation interest in each Letter of Credit equal to that Bank's Percentage of the face amount of that Letter of Credit. If the Issuing Bank makes any payment pursuant to the terms of any Letter of Credit and is not promptly reimbursed, the Issuing Bank may request that each other Bank pay such Bank's Percentage of the unreimbursed amount. Upon receipt of any such request prior to 11:00 a.m. (Minneapolis time) on a Bank Business Day, the recipient shall be unconditionally and irrevocably obligated to pay its Percentage of the unreimbursed amount to the Issuing Bank in immediately available funds prior to 3:00 p.m. (Minneapolis time) on such date. Notices received after 11:00 a.m. (Minneapolis time) shall be deemed to have been received on the following Bank Business Day. If payment is not made by a Bank when due hereunder, interest on the unpaid amount shall accrue from the date of the Issuing Bank's request through the date of payment at the Federal Funds Rate. After making any payment to the Issuing Bank under this subsection in connection with a particular Letter of Credit, a Bank shall be entitled to participate to the extent of its Percentage in the related reimbursements received by the Issuing Bank from the Borrower or otherwise. Upon receiving any such reimbursement, the Issuing Bank will distribute to each Bank its Percentage of such reimbursement. At the option of the Issuing Bank, any payment by a Bank hereunder may be deemed an Advance in accordance with Section 2.1 and payable under the Facility A Notes.

          (h) Unless otherwise agreed by each Bank in writing, the Borrower shall deposit in the Cash Collateral Account, on the Facility A Commitment Termination Date, an amount equal to the then-applicable L/C Amount, less the balance (if any) then outstanding in the Cash Collateral Account.

          Section 2.7  COMMITMENT FEES.

          (a) The Borrower agrees to pay to each Bank a commitment fee at an annual rate equal to the then-applicable Facility A Commitment Fee Rate on the average daily unused amount of that Bank's Facility A Commitment Amount from the date hereof to and including the Facility A Commitment Termination Date, payable quarterly on the last day of each March, June, September and December through the Facility A Commitment Termination Date, commencing June 30, 1996. Any commitment fee remaining unpaid on the Facility A Commitment Termination Date shall be due and payable on that date. As used herein, the "unused amount" of any Bank's Facility A Commitment Amount shall, at any time, mean that Bank's Facility A Commitment Amount, less the sum of (i) the principal balance of that Bank's Facility A Note then outstanding, and (ii) that Bank's Percentage of the L/C Amount then outstanding.

          (b) The Borrower agrees to pay to each Bank a commitment fee at an annual rate equal to the then-applicable Facility B Commitment Fee Rate on the average daily unused amount of that Bank's Facility B Commitment Amount from the date hereof to and including the Facility B Commitment Termination Date, payable quarterly on the last day of each March, June, September and December through the Facility B Commitment Termination Date, commencing June 30, 1996. Any commitment fee remaining unpaid on the Facility B Commitment Termination Date shall be due and payable on that date.

          Section 2.8 SYNDICATION FEE. The Borrower shall pay to the Agent, for the Agent's own account and not for the benefit of the Banks, a syndication fee in an amount set forth in a separate agreement between the Agent and the Borrower.

          Section 2.9 VOLUNTARY REDUCTION OF THE COMMITMENT AMOUNTS. The Borrower shall have the right at any time and from time to time upon 30 calendar days' prior notice to the Agent permanently to reduce the Facility A Commitment Amounts or Facility B Commitment Amounts, without penalty or premium, provided that (i) no reduction of the Facility A Commitment Amounts shall reduce the Facility A Commitment Amounts to an amount less than the aggregate principal balance of the Facility A Notes and the L/C Amount then outstanding, (ii) no reduction of the Facility B Commitment Amounts shall reduce the Facility B Commitment Amounts to an amount less than the aggregate principal balance of the Facility B Notes then outstanding, (iii) each partial reduction of the Facility A Commitment Amounts or Facility B Commitment Amounts shall be in an amount not less than $5,000,000 in aggregate, and (iv) any partial reduction of the Facility A Commitment Amounts or Facility B Commitment Amounts shall be pro rata as to each Bank in accordance with that Bank's Percentage.

          Section 2.10 MANDATORY REDUCTION OF THE COMMITMENT AMOUNTS: EXCESS FOREIGN DEBT. Upon any increase in Excess Foreign Debt, each Bank's Facility B Commitment Amount shall be automatically reduced by an amount equal to that Bank's Percentage of such increase. To the extent that such increase exceeds the then-outstanding aggregate Facility B Commitment Amounts, each Bank's Facility A Commitment Amount shall be automatically reduced by an amount equal to that Bank's Percentage of such excess. Any reduction of the Facility A Commitment Amounts or Facility B Commitment Amounts in accordance with this Section shall be permanent. If, following any reduction in accordance with this paragraph, the aggregate principal balance of the Facility A Notes or the Facility B Notes exceeds the aggregate Facility A Commitment Amounts or Facility B Commitment Amounts, as the case may be, the Borrower shall immediately deliver to the Agent immediately available funds (the "Funds") equal to such excess. The Funds shall be applied to the prepayment of the Notes in accordance with Section 2.11. If any Funds remain after the prepayment of the Notes in full (that is, if the remaining Funds are attributable to the then-outstanding L/C Amount), the remaining Funds shall be deposited in the Cash Collateral Account and shall secure the Borrower's obligations and otherwise be treated as set forth in Section 7.3.

          Section 2.11 VOLUNTARY PREPAYMENTS. The Borrower may prepay the Notes in whole or in part, without penalty or premium, at any time and from time to time; provided that (i) prepayment of any Bank's Facility A Note or Facility B Note must be accompanied by pro rata prepayment of each other Bank's Facility A Note or Facility B Note, as the case may be; (ii) any prepayment of the full amount of any Note shall include accrued interest thereon, (iii) any prepayment of any portion of the principal balance of any Note which, at the time of such prepayment, bears interest at a Eurodollar Rate shall be accompanied by compensation as specified in Section 2.15(b), (iv) each prepayment of the Notes (other than prepayment of the Facility A Notes or Facility B Notes in full) shall be in the principal amount of $1,500,000 or more, (v) any prepayment of the Facility B Notes after the Facility B Commitment Termination Date shall be made only upon three Bank Business Days' notice to the Agent, and (vi) any partial prepayment of any Facility B Note after the Facility B Commitment Termination Date shall be applied to the principal installments of said Note in inverse order of their maturities. Each partial prepayment of principal on the Facility A Notes or the Facility B Notes shall be applied, first, to that portion of such Notes bearing interest at the Floating Rate, and, second, to that portion of such Notes bearing interest at a Eurodollar Rate.

          Section 2.12 COMPUTATION OF INTEREST AND FEES. Interest under the Notes and the fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.

          Section 2.13 PAYMENT. All payments of principal and interest under the Notes and of the fees hereunder shall be made to the Agent in immediately available funds. Payments received after noon (Minneapolis time) on any day shall be deemed received on the next succeeding Bank Business Day. The Borrower agrees that the amount shown on the books and records of each Bank as being the principal balance of that Bank's Note shall be prima facie evidence of such principal amount. The Borrower hereby authorizes the Agent to charge against the Borrower's account with the Agent an amount equal to the accrued interest and fees from time to time due and payable to the Agent and the Banks under the Notes or hereunder, or (at the Banks' option) to effect a Borrowing under Section 2.1 in such amount, all without receipt of any request for such charge or Borrowing.

          Section 2.14 PAYMENT ON NONBUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day other than a Bank Business Day, such payment may be made on the next succeeding Bank Business Day, and such extension of time shall in each case be included in the computation of payment of interest on such Note or the fees hereunder, as the case may be.

          Section 2.15 FEES ON FIXED RATE ADVANCES AND INDEMNITY. In addition to any interest payable on Advances made hereunder and any fees or other amounts payable hereunder, the Borrower agrees:

          (a) If at any time any applicable law, rule or regulation or the interpretation or administration thereof by any governmental authority (including, without limitation, Regulation D of the Federal Reserve Board):

               (i) shall subject any Bank to any tax, duty or other charges (including but not limited to any tax designed to discourage the purchase or acquisition of foreign securities or debt instruments by United States nationals) with respect to this Agreement, or shall materially change the basis of taxation of payments to any Bank of the principal of or interest on any portion of the principal balance of that Bank's Notes bearing interest at a Eurodollar Rate (except for the imposition of or changes in respect of the rate of tax on the overall net income of that Bank); or

               (ii) shall impose or deem applicable or increase any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank because of any portion of the principal balance of that Bank's Notes bearing interest at a Eurodollar Rate and the result of any of the foregoing would be to increase the cost to that Bank of making or maintaining any such portion or to reduce any sum received or receivable by that Bank with respect to such portion;

     then, within 30 days after demand by any Bank the Borrower shall pay that Bank such additional amount or amounts as will compensate that Bank for such increased cost or reduction (after giving effect to any tax credit or diminishment arising from such increased cost or reduction). A certificate in reasonable detail of that Bank setting forth the basis for the determination of such additional amount or amounts shall be conclusive evidence of such amount or amounts.

          (b) The Borrower shall also compensate any Bank, upon written request by that Bank (which request shall set forth the basis for requesting such amounts), for all losses and expenses in respect of any interest or other consideration paid by that Bank to lenders of funds borrowed by it or deposited with it to maintain any portion of the principal balance of that Bank's Notes at a Eurodollar Rate which that Bank may sustain to the extent not otherwise compensated for hereunder and not mitigated by the reemployment of such funds if any prepayment of any such portion occurs on a date that is not the expiration date of the relevant Interest Period. A certificate as to any such loss or expense (including calculations, in reasonable detail, showing how that Bank computed such loss or expense) shall be promptly submitted by that Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Such loss or expense may be computed as though that Bank acquired deposits in the London interbank market to fund that portion of the principal balance whether or not that Bank actually did so.

In determining amounts payable under this Section 2.15, the Banks may use any reasonable averaging, attribution and allocation methods.

          Section 2.16 CAPITAL ADEQUACY. If any Bank determines at any time that its Return has been reduced as a result of any Capital Adequacy Rule Change, that Bank may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this Section:

          (a) "Return", for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by a Bank under this Agreement during such period, by (ii) the average capital that Bank is required to maintain during such period as a result of its being a party to this Agreement, as determined by that Bank based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (b) "Capital Adequacy Rule" means any law, rule, regulation or guideline regarding capital adequacy that applies to any Bank, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (c) "Capital Adequacy Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of that Bank.

          (d) "Bank" includes (but is not limited to) the Agent, the Banks, as defined elsewhere in this Agreement, and any participant in the loans made hereunder.

The initial notice sent by a Bank shall be sent as promptly as practicable after that Bank learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore that Bank's Return for the quarter in which the notice is sent and, if applicable, the preceding quarter, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, that Bank may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and/or the preceding quarter and including a demand for payment of the amount necessary to restore its Return for that period. In determining amounts payable under this Section 2.16, the Banks may use any reasonable averaging, attribution and allocation methods. A Bank's calculation in any such notice shall be conclusive and binding absent demonstrable error.

                                  ARTICLE III
                  CONDITIONS OF LENDING AND LETTERS OF CREDIT

          Section 3.1 INITIAL CONDITIONS PRECEDENT. The obligation of the Banks to make any Advance or to issue any Letter of Credit is subject to the condition precedent that each Bank shall have received on or before the day of the first Advance all of the following, each dated (unless otherwise indicated) as of the date hereof, in form and substance satisfactory to each Bank:

          (a)  The Notes, properly executed on behalf of the Borrower.

          (b)  A Guaranty, properly executed on behalf of Vision-Ease.

          (c)  Current searches of appropriate filing offices showing that
     (i) no state or federal tax liens have been filed and remain in effect against the Borrower, and (ii) no financing statements have been filed and remain in effect against the Borrower except financing statements perfecting only security interests permitted under Section 6.1.

          (d) A certificate of the secretary of the Borrower (i) certifying that the execution, delivery and performance of the Loan Documents have been duly approved by all necessary action of the Board of Directors of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of the Borrower, together with such copies, and
     (iii) certifying the names of the officers of the Borrower that are authorized to sign the Loan Documents and other documents contemplated hereunder, together with the true signatures of such officers.

          (e) A certificate of the secretary of Vision-Ease (i) certifying that the execution, delivery and performance of the Guaranty of Vision-Ease have been duly approved by all necessary action of the Board of Directors of Vision-Ease, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of Vision-Ease, together with such copies, and
     (iii) certifying the names of the officers of Vision-Ease that are authorized to sign the Guaranty of Vision-Ease and other documents contemplated hereunder, together with the true signatures of such officers.

          (f) Certificates of good standing of the Borrower and its Subsidiaries, dated not more than ten days before such date.

          (g) A signed copy of an opinion of counsel for the Borrower, addressed to the Banks in substantially the form of Exhibit E hereto.

          Section 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The obligation of the Banks to make any Advance or to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Advance or Letter of Credit:

          (a) the representations and warranties contained in Article IV are correct on and as of the date of such Advance or Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance or Letter of Credit, which constitutes a Default or an Event of Default.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Banks as follows:

          Section 4.1 CORPORATE EXISTENCE AND POWER. The Borrower and its Subsidiaries are each corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (i) will not permanently preclude the Borrower or any Subsidiary from maintaining any action in such jurisdiction even though such action arose in whole or in part during the period of such failure, and (ii) will not effect any other Material Adverse Change. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

          Section 4.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not
(i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower,
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          Section 4.3 LEGAL AGREEMENTS. This Agreement and the other Loan Documents constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          Section 4.4 SUBSIDIARIES. Schedule 4.4 hereto is a complete and correct list of all present Subsidiaries and of the percentage of the ownership of the Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise indicated in that Schedule, all shares of each Subsidiary owned by the Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable.

          Section 4.5 FINANCIAL CONDITION. The Borrower has heretofore furnished to the Banks its audited financial statement as of December 31, 1995, and its unaudited interim financial statement as of March 31, 1996. Those financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the dates thereof and the results of their operations and cash flows for the periods then ended, and were prepared in accordance with generally accepted accounting principles (except for the omission of footnotes and similar details in the case of the March 31, 1996 unaudited interim financial statement).

          Section 4.6 ADVERSE CHANGE. There has been no Material Adverse Change since the date of the latest financial statement referred to in Section
4.5 or delivered pursuant to Section 5.1.

          Section 4.7 LITIGATION. Except as set forth in Schedule 4.7, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or that Subsidiary, could reasonably be expected (either separately or in conjunction with other pending or threatened litigation) to effect a Material Adverse Change.

          Section 4.8 HAZARDOUS SUBSTANCES. Except as set forth in Schedule 4.8, to the best of the Borrower's knowledge after reasonable inquiry, neither the Borrower nor any Subsidiary or other Person has ever caused or permitted any Hazardous Substance to be disposed of in any manner which might result in any material liability to the Borrower or any Subsidiary on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest; and, to the best of the Borrower's knowledge after reasonable inquiry, no such real property has ever been used (either by the Borrower, by any Subsidiary or by any other Person) as a dump site or permanent or temporary storage site for any Hazardous Substance.

          Section 4.9 REGULATION U. Margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) constitutes and at all times will constitute less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

          Section 4.10  TAXES.  The Borrower and its Subsidiaries have each
(i) paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them, (ii) filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower are required to be filed, and (iii) paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due, excluding (with respect to clauses (i) and (ii)) taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings disclosed to the Agent and the Banks and for which the Borrower or the applicable Subsidiary has provided adequate reserves in accordance with generally accepted accounting principles.

          Section 4.11 TITLES AND LIENS. The Borrower or one of its Subsidiaries has good title to each of the properties and assets reflected in the latest balance sheet referred to in Section 4.5 (other than any sold, as permitted by Section 6.5), free and clear of all mortgages, security interests, liens and encumbrances, except for mortgages, security interests and liens permitted by Section 6.1 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower or such Subsidiary as presently conducted. No financing statement naming the Borrower or any Subsidiary as debtor is on file in any office except to perfect only security interests permitted by Section 6.1.

          Section 4.12 ERISA. No Plan established or maintained by the Borrower, any Subsidiary or any ERISA Affiliate that is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $1,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit Guaranty Corporation (other than for premiums pursuant to Section 4007 of ERISA) or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred with respect to any Plan of the Borrower, any Subsidiary or any ERISA Affiliate. Neither the Borrower nor any Subsidiary has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                                   ARTICLE V
                     AFFIRMATIVE COVENANTS OF THE BORROWER

          So long as any Note shall remain unpaid or any Letter of Credit or Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

          Section 5.1  FINANCIAL STATEMENTS.  The Borrower will deliver to each
Bank:

          (a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower

                                     -24
     prepared on a consolidated basis with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Banks, which annual report shall include the balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all (i) in reasonable detail, (ii) prepared on a consolidated basis in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the annual financial statements referred to in Section 4.5, subject to Required GAAP Changes, and (iii) accompanied by the related unaudited consolidating statements, prepared in accordance with generally accepted accounting principles consistently applied; together with a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 5.8, 5.9, 5.10 and 5.11.

          (b) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and related consolidated and consolidating statements of earnings and cash flows of the Borrower and its Subsidiaries for the year to date and (in the case of the statement of earnings only) for such quarter, all (i) in reasonable detail, (ii) stating (with respect to the consolidated statements but not any consolidating statements) in comparative form the figures for the corresponding date and period in the previous year, and (iii) prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 4.5, subject to Required GAAP Changes.

          (c) Concurrent with the delivery of any financial statements under paragraph (a) or (b), a Compliance Certificate, duly executed by a Designated Financial Officer of the Borrower.

          (d) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or any Subsidiary shall have sent to its stockholders.

          (e) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange.

          (f) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in Section 4.7 or which seek a monetary recovery against the Borrower and/or its Subsidiaries combined (after deduction of any portion thereof covered by insurance proceeds) in excess of $3,000,000.

          (g) As promptly as practicable (but in any event not later than five business days) after an officer of the Borrower or any Subsidiary obtains knowledge of the occurrence of any Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower or the appropriate Subsidiary of the steps being taken by the Borrower or the appropriate Subsidiary to cure the effect of such event.

          (h) Promptly upon becoming aware of any Reportable Event or any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, as soon as known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

          (i) Promptly upon their receipt, copies of (a) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (b) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

          (j) Such other information respecting the financial condition and results of operations of the Borrower or any Subsidiary as any Bank may from time to time reasonably request.

          Section 5.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will keep, and will cause each Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of any Bank, will give any representative of that Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in possession of the Borrower or that Subsidiary, to inspect any properties of the Borrower or that Subsidiary and to discuss the affairs, finances and accounts of the Borrower or that Subsidiary with any of the principal officers of the Borrower or that Subsidiary, all at such times during normal business hours and as often as any Bank may reasonably request.

          Section 5.3 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or the consolidated financial condition of the Borrower and its Subsidiaries.

          Section 5.4 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, when due,
(a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower or any Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with generally accepted accounting principles.

          Section 5.5 MAINTENANCE OF PROPERTIES. The Borrower will keep and maintain, and will cause each Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Borrower or the appropriate Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to any Bank as holder of the Notes.

          Section 5.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, obtain and maintain insurance with insurers reasonably believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          Section 5.7 PRESERVATION OF CORPORATE EXISTENCE. The Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that neither the Borrower nor any Subsidiary shall be required to preserve any of its rights, privileges and franchises if its Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or the appropriate Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Bank as a holder of the Notes.

          Section 5.8 TOTAL CAPITALIZATION RATIO. The Borrower will at all times maintain its Total Capitalization Ratio, determined as at the end of each fiscal quarter of the Borrower designated below, at not more than the amount set forth below opposite such quarter-end:

     Quarters Ending                                   Ratio
     ---------------                                   -----
     On or before June 30, 1997                    0.60 to 1
     July 1, 1997 through September 30, 1997       0.57 to 1
     October 1, 1997 through December 31, 1997     0.55 to 1
     January 1, 1998 through March 31, 1998        0.53 to 1
     April 1, 1998 and thereafter                  0.50 to 1

          Section 5.9 INTEREST COVERAGE RATIO. The Borrower will at all times maintain its Interest Coverage Ratio, determined at the end of each fiscal quarter of the Borrower, at not less than 2.50 to 1.

          Section 5.10 CASH FLOW LEVERAGE RATIO. The Borrower will at all times maintain its Cash Flow Leverage Ratio, determined at the end of each fiscal quarter of the Borrower, at not more than 3.75 to 1.

          Section 5.11 TANGIBLE NET WORTH. The Borrower will maintain Consolidated Tangible Net Worth at all times in an amount not less than $103,000,000, plus 50% of the Borrower's Consolidated Net Income (unless such Consolidated Net Income is negative, in which case it shall be ignored for purposes of this Section) for each fiscal quarter of the Borrower ending after April 1, 1996 and 75% of the net proceeds of any equity offering conducted by the Borrower after April 1, 1996.

                                  ARTICLE VI
                              NEGATIVE COVENANTS

          So long as any Note shall remain unpaid or any Letter of Credit or Commitment shall be outstanding, the Borrower agrees that, without the prior written consent of the Required Banks:

          Section 6.1 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of the Borrower or any Subsidiary to any right or claim of any other Person; excluding, however, from the operation of the foregoing:

          (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4.

          (b) Materialmen's, merchants', carriers' worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4.

          (c) Pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, in all cases only to the extent such pledges or deposits are made in the ordinary course of business.

          (d) Rights of setoff or similar "bankers' liens" covering deposit accounts of the Borrower and its Subsidiaries and deemed to exist in favor of the applicable depository institutions.

          (e) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower or any Subsidiary or the value of such property for the purpose of such business.

          (f) Purchase money mortgages, liens, or security interests (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or mortgages, liens or security interests existing in such property at the time of acquisition thereof, or, in the case of any corporation which thereafter becomes a Subsidiary, mortgages, liens or security interests upon or in its property, existing at the time such corporation becomes a Subsidiary, provided that:

          (i) no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or such Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon;

          (ii) the aggregate principal amount of all indebtedness of the Borrower and all Subsidiaries secured by all mortgages, liens or security interests described in this subsection shall not exceed $3,000,000 at any one time outstanding; and

          (iii) the aggregate principal amount of indebtedness secured by mortgages, liens and security interests described in this subsection (f) at the time of acquisition of the property subject thereto shall not exceed 100% of the cost of such property or of the then fair market value of such property as reasonably determined by the Board of Directors of the Borrower, whichever shall be less.

          (g) Mortgages, liens, pledges and security interests created by any Subsidiary as security for indebtedness owing to the Borrower or to another

     Subsidiary, other than mortgages, liens, pledges and security interests created by a Guarantying Subsidiary as security for indebtedness owing to a Non-Guarantying Subsidiary.

          (h) Mortgages, liens, pledges and security interests on any property of the Borrower or any Subsidiary (other than those described in subsection (f) and (g)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 6.1 hereto.

          (i) Real estate mortgages upon manufacturing and office facilities of Vision-Ease and the Borrower's Buckbee-Mears St. Paul division incurred for the acquisition, construction or expansion of such facilities, provided that:

          (i) no such mortgage extends or shall extend to or cover any property other than the real property affected by such acquisition, construction or expansion;

          (ii) the aggregate principal amount of all indebtedness secured by all mortgages described in this subsection shall not exceed $20,000,000, less the aggregate liability of the Borrower and its Subsidiaries with respect to all arrangements described in clause (ii) of Section 6.8 to the extent that such liability exceeds $10,000,000; and

          (iii) the aggregate principal amount of indebtedness secured by mortgages described in this subsection (i) at the time of such acquisition, construction or expansion shall not exceed 100% of the cost of such acquisition, construction or expansion or of the then fair market value of such property as reasonably determined by the Board of Directors of the Borrower, whichever shall be less.

          (j) Liens arising out of a judgment against the Borrower or any Subsidiary for the payment of money with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured, so long as the aggregate amount of all such liens outstanding against the Borrower and its Subsidiaries does not exceed $3,000,000.

          (k) Liens which may be deemed to exist on notes, drafts or instruments received in payment of trade receivables owing to any Foreign Subsidiary which are sold or otherwise negotiated by such Foreign Subsidiary with recourse.

          (l) Liens on property of any Foreign Subsidiary securing indebtedness permitted under Section 6.2(e).

          Section 6.2 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness on account of, or liability on account of, deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)  Indebtedness to the Banks arising under this Agreement.

          (b) Indebtedness of the Borrower or any Subsidiary in existence on the date hereof and listed in Schedule 6.2 hereto, but not including any extensions or renewals thereof.

          (c) Indebtedness of a Subsidiary to the Borrower or another Subsidiary on account of borrowings, or indebtedness of the Borrower to a Subsidiary on account of borrowings from that Subsidiary (but only to the extent that the borrowing giving rise to such indebtedness is not prohibited by Section 6.4).

          (d) Purchase money indebtedness of the Borrower or any Subsidiary secured by liens permitted by paragraphs (f) or (i) of Section 6.1.

          (e) Indebtedness of Foreign Subsidiaries, so long as, prior to the incurrence of such indebtedness, the Borrower has made any prepayment or other remittance required under Section 2.10 on account of such indebtedness.

          (f) Indebtedness not otherwise permitted under this Section 6.2, so long as the aggregate amount of all such indebtedness permitted only under this paragraph (f) outstanding at any one time does not exceed $3,000,000.

          (g) Obligations arising from deposits and prepayments by customers of the Borrower and its Subsidiaries with respect to goods ordered but not yet delivered, so long as the aggregate amount of all such obligations outstanding at any one time does not exceed $25,000,000.

          Section 6.3 GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) The endorsement of negotiable instruments by the Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business.

          (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Schedule 6.3 hereto.

          (c) Guaranties by the Borrower of the indebtedness or other obligations of any Guarantying Subsidiary, so long as the indebtedness to which such guaranties relate is not prohibited by Section 6.2.

          Section 6.4 INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

          (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit, bankers' acceptances, repurchase agreements or other money market instruments having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000.

          (b) Investments in the stock of another corporation for the purpose of effecting a tender offer to purchase all of the stock of such corporation, so long as (i) no Default or Event of Default (including but not limited to any Default or Event of Default arising because of a breach of Section 4.9) exists when such investment is made or results from such investment, (ii) the acquisition of all of the stock of such corporation would constitute a Permitted Acquisition, (iii) the Borrower does not hold stock in more than one corporation at any one time pursuant to this paragraph (b), (iv) the amount of stock held pursuant to this paragraph
     (b) does not exceed 5% of the outstanding stock of such corporation, and
     (v) within 6 months following the initial investment pursuant to this paragraph (b), the Borrower and its Subsidiaries either (A) have divested themselves of all of the stock so acquired, or (B) have completed the proposed acquisition, and such corporation has become a Guarantying Subsidiary.

          (c) Any existing investment by the Borrower or any other Subsidiary in the stock of any Subsidiary.

          (d) Any loan, advance, or other investment in any Guarantying Subsidiary.

          (e) Loans and advances by a Subsidiary to the Borrower or another Subsidiary, other than loans and advances by a Guarantying Subsidiary to a Non-Guarantying Subsidiary.

          (f) Loans and advances by the Borrower or any Guarantying Subsidiary to any Non-Guarantying Subsidiary not exceeding at any one time an aggregate of $5,000,000 as to all Non-Guarantying Subsidiaries combined.

          (g) Loans to officers and employees of the Borrower or any Subsidiary (other than those described in subsection (i) below) not exceeding at any one time an aggregate of $1,000,000 as to the Borrower and all Subsidiaries combined.

          (h) Travel advances to officers, employees, sales representatives and consultants of the Borrower or any Subsidiary in the ordinary course of business.

          (i)  Loans or advances constituting Permitted Stock Option Debt.

          (j)  Investments constituting Permitted Acquisitions.

          (k) Short-term loans and advances between the Borrower and any Subsidiary for the sole purpose of managing foreign exchange exposure, so long as the aggregate amount of all such loans and advances outstanding at any one time does not exceed $6,000,000.

          (l) Investments not otherwise permitted by this Section 6.4, so long as the aggregate amount of all such investments of the Borrower and its Subsidiaries combined does not at any time exceed $50,000.

          (m) Investments by the Borrower in non-qualified retirement and deferred compensation plans, and investments by related trusts in securities of any type, so long as the aggregate amount of all such investments does not exceed $5,000,000.

          Section 6.5 SALE OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose (whether in one transaction or in a series of transactions) of all or a substantial part of its assets (including but not limited to stock of any Subsidiary or other corporation held by the Borrower) to any other Person other than in the ordinary course of business, except that the foregoing shall not apply to or prevent:

          (a) The sale, lease or transfer of assets by the Borrower or a wholly-owned Subsidiary of the Borrower to the Borrower or another wholly-owned Subsidiary of the Borrower, but only so long as (i) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such sale, lease or transfer, and (ii) such sale, lease or transfer is not made by the Borrower or a Guarantying Subsidiary to a Non-Guarantying Subsidiary. The Borrower or the applicable Subsidiary, as the case may be, may acquire any assets permitted to be sold, leased or transferred to it pursuant to the preceding sentence. Without limiting the generality of the foregoing, the Banks acknowledge that the Borrower has discussed the possibility of transferring all or substantially all of its operating assets into one or more wholly-owned Subsidiaries. The Borrower acknowledges that such a transfer is permitted hereunder only if, prior to such transfer, each Subsidiary to which such a transfer may be made has executed a Guaranty and taken such other action as is necessary to cause such Subsidiaries to be a "Guarantying Subsidiary" as defined herein.

          (b) Sales of assets (other than those qualifying under any other subsection of this Section) of the Borrower or any Subsidiary to a Person other than the Borrower or a Guarantying Subsidiary if, after giving effect to such sale, the aggregate fair market value of all such assets sold by the Borrower and all of its Subsidiaries for any period of 12 consecutive months will not exceed the lesser of (i) 20% of the aggregate fair market value of all assets of the Borrower and its Guarantying Subsidiaries as of the date hereof, or (ii) the sum of (A) $5,000,000, and
     (B) any decrease in the aggregate Commitment Amounts effected during that 12-month period pursuant to Section 2.9.

          Section 6.6 RESTRICTIONS ON ISSUANCE AND SALE OF SUBSIDIARY STOCK. The Borrower will not:

          (a) permit any Subsidiary to issue or sell any shares of stock of any class of such Subsidiary to any other Person, except for the issuance or sale of shares (i) for the purpose of qualifying directors, satisfying pre-emptive rights or paying a common stock dividend on, or splitting, common stock of such Subsidiary, (ii) by any Non-Guarantying Subsidiary to any other Subsidiary, or (iii) by any Guarantying Subsidiary to the Borrower or any other Guarantying Subsidiary; or

          (b) sell, transfer or otherwise dispose of any shares of stock of any class of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of any shares of stock of any class of any other Subsidiary, except for the sale, transfer or other disposition of shares
     (i) for the purpose of qualifying directors, (ii) by any Non-Guarantying Subsidiary to any other Subsidiary, or (iii) by any Guarantying Subsidiary to the Borrower or any other Guarantying Subsidiary.

          Section 6.7 CONSOLIDATION AND MERGER. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent any of the following:

          (a) The consolidation or merger of any Guarantying Subsidiary with, or a conveyance or transfer of its assets to, the Borrower (if the Borrower shall be the continuing or surviving corporation) or another Guarantying Subsidiary.

          (b) The consolidation or merger of any Non-Guarantying Subsidiary with, or a conveyance or transfer of its assets to, another then-existing wholly-owned Non-Guarantying Subsidiary (other than a consolidation or merger of a Foreign Subsidiary with a Domestic Subsidiary).

          (c)  Permitted Acquisitions.

          Section 6.8 SALE AND LEASEBACK. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or such Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the foregoing shall not prohibit (i) the arrangement described in Schedule 6.8, or (ii) any other such arrangement so long as (A) such arrangement relates to property of the Borrower and its Subsidiaries acquired after the date hereof, (B) such arrangement is entered into within six months following the initial acquisition or construction of such property by the Borrower or the applicable Subsidiary,
(C) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such arrangement, and (D) the aggregate liability of the Borrower and its Subsidiaries with respect to all such arrangements does not at any one time exceed $30,000,000, less the aggregate principal amount of the indebtedness secured by Liens described in Section 6.1(i).

          Section 6.9 SUBORDINATED DEBT. The Borrower will not, and will not permit any Subsidiary to, (i) make any payment of, or acquire, any Subordinated Debt except as expressly permitted by the subordination provision thereof;
(ii) give security for all or any part of such Subordinated Debt; (iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Notes might be terminated, impaired or adversely affected; or (v) omit to give the Banks prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.

          Section 6.10 HAZARDOUS SUBSTANCES. The Borrower will not, and will not permit any Subsidiary to, cause or permit any Hazardous Substance to be disposed of, in any manner which might result in any material liability to the Borrower or any Subsidiary, on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest.

          Section 6.11 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, engage in any line of business other than Permitted Lines of Business.

          Section 6.12 RESTRICTIONS ON SUBSIDIARY AGREEMENTS. Neither the Borrower nor any Subsidiary shall enter into any agreement restricting, limiting or imposing conditions upon the payment of dividends by that Subsidiary to the Borrower or any other Subsidiary.

                                  ARTICLE VII
                    EVENTS OF DEFAULT, RIGHTS AND REMEDIES

          Section 7.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of any principal of or interest on any Note, or with respect to any reimbursement obligation under Section 2.6(f), when the same becomes due and payable, and the continuance of such default for a period of five Bank Business Days.

          (b)  Default in the payment of any fees required under Section 2.6 or
     2.7 when the same become due and payable and the continuance of such default for a period of five Bank Business Days.

          (c) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in Section 5.8, 5.9, 5.10, 5.11, 6.5 or 6.6 hereof.

          (d) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after the Agent has given notice to the Borrower specifying such default or breach and requiring it to be remedied.

          (e) Any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made.

          (f) Any Subsidiary shall repudiate, purport to revoke, or fail to perform any of that Subsidiary's obligations under its Guaranty; or any Guarantying Subsidiary shall for any reason (other than by reason of its merger or consolidation with the Borrower or another Guarantying Subsidiary) cease to be a Guarantying Subsidiary.

          (g) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower or any Subsidiary (other than to the Banks) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and either
     (i) the acceleration of payment of such indebtedness, or (ii) the continuation of such default for the greater of (A) five Bank Business Days, or (B) the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; provided, however, that no Event of Default shall be deemed to have occurred under this paragraph if the aggregate amount owing as to all such indebtedness as to which such defaults have occurred and are continuing is less than $3,000,000; provided further that if such default shall be cured by the Borrower or the applicable Subsidiary, or waived by the holders of such indebtedness, in each case prior to the commencement of any action under Section 7.2 and only as may be permitted by such evidence of indebtedness, indenture or other instrument, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

          (h) An event of default shall occur under any security agreement, mortgage, deed of trust, assignment or other instrument or agreement directly or indirectly securing any obligations of the Borrower hereunder or under any Note or any guaranty of such obligations.

          (i) Default in the payment of any amount owed by the Borrower to any Bank other than hereunder or under the Notes.

          (j) The Borrower or any Subsidiary shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Subsidiary, as the case may be, and such appointment shall continue undischarged for a period of 30 days; or the Borrower or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy.

          (k) A petition shall be filed by or against the Borrower or any Subsidiary under the United States Bankruptcy Code naming the Borrower or that Subsidiary as debtor.

          (l) The rendering against the Borrower or any Subsidiary of a final judgment, decree or order for the payment of money if the amount of such judgment, decree or order, together with the amount of all other such judgments, decrees and orders then outstanding, less (in each case) the portion thereof covered by insurance proceeds, is greater than $3,000,000 and if such judgment, decree or order remains unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

          (m) Any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the

     Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or withdrawal liability shall have been asserted against the Borrower, any Subsidiary or any ERISA Affiliate by a Multiemployer Plan; or the Borrower, any Subsidiary or any ERISA Affiliate shall have incurred liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or Plan participants in excess of $1,000,000 with respect to any Plan; or any Reportable Event that the Required Banks may determine in good faith might constitute grounds for the termination of any Plan, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Banks; provided, however, that no Event of Default shall be deemed to have occurred under this paragraph on account of the Borrower's termination of its Plan relating solely to its operations in Ft. Lauderdale, Florida, so long as the aggregate liability of the Borrower and its Subsidiaries on account of such termination does not exceed $1,500,000.

          Section 7.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Required Banks, the Agent may, and upon request of the Required Banks shall, exercise any or all of the following rights and remedies:

          (a) The Agent may, by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate.

          (b) The Agent may, by notice to the Borrower, declare the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          (c) If any Letter of Credit remains outstanding, the Agent may, by notice to the Borrower, require the Borrower to deposit in the Cash Collateral Account immediately available funds equal to the aggregate face amount of all such outstanding Letters of Credit.

          (d) The Banks may, without notice to the Borrower and without further action, apply any and all money owing by any Bank or any affiliate of any Bank to the Borrower to the payment of the Notes then outstanding, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder. For purposes of the foregoing, the Borrower hereby pledges, and grants the Agent, as agent for the Banks, a security interest in, all such moneys and all proceeds thereof as security for the payment of all amounts due and to become due from the Borrower to the Agent and the Banks pursuant to this Agreement

          (e) The Agent and the Banks may exercise any other rights and remedies available to them by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(k) hereof, the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

          Section 7.3 PLEDGE OF CASH COLLATERAL ACCOUNT. The Borrower hereby pledges, and grants the Agent, as agent for the Banks, including the Issuing Bank, a security interest in, all sums held in the Cash Collateral Account from time to time and all proceeds thereof as security for the payment of all amounts due and to become due from the Borrower to the Issuing Bank, the Agent and/or the Banks pursuant to this Agreement, including but not limited to both principal of and interest on the Notes and all renewals, extensions and modifications thereof and any notes issued in substitution therefor, and specifically including the Borrower's obligation to reimburse the Banks for any amount drawn under any Letter of Credit, whether such reimbursement obligation arises directly under this Agreement or under a separate reimbursement agreement. Upon request of the Borrower, the Agent shall permit the Borrower to withdraw from the Cash Collateral Account the lesser of (i) the Excess Balance (as defined below), or (ii) the balance of the Cash Collateral Account. As used herein, "Excess Balance" means (i) at any time during the continuance of a Default or Event of Default (unless each such Default or Event of Default has been waived by the Agent in writing), the amount by which the balance of the Cash Collateral Account exceeds the aggregate amount secured by the sums held in the Cash Collateral Account, and (ii) at all other times, the amount by which the balance of the Cash Collateral Account exceeds the sum of the aggregate principal balance of the Facility A Notes and the L/C Amount. The Agent shall have full ownership and control of the Cash Collateral Account, and, except as set forth above, the Borrower shall have no right to withdraw the funds maintained in the Cash Collateral Account.

                                 ARTICLE VIII
                                   THE AGENT

          Section 8.1 AUTHORIZATION. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

          Section 8.2  DISTRIBUTION OF PAYMENTS AND PROCEEDS.

          (a) After deduction of any costs of collection as hereinafter provided and any servicing fee provided in any agreement between the Agent and the applicable Bank, the Agent shall remit to each Bank that Bank's Percentage of all payments of principal, interest, Letter of Credit fees payable under Section 2.6(d) and commitment fees payable under Section 2.7 that are received by the Agent under the Loan Documents. Each Bank's interest in the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the Agent under the Loan Documents; and the Agent's only liability to the Banks hereunder shall be to account for each Bank's Percentage of such payments, collections and proceeds in accordance with this Agreement. If the Agent is ever required for any reason to refund any such payments, collections or proceeds, each Bank will refund to the Agent, upon demand, its Percentage of such payments, collections or proceeds, together with its Percentage of interest or penalties, if any, payable by the Agent in connection with such refund. The Agent may, in its sole discretion, make payment to the Banks in anticipation of receipt of payment from the Borrower. If the Agent fails to receive any such anticipated payment from the Borrower, each Bank shall promptly refund to the Agent, upon demand, any such payment made to it in anticipation of payment from the Borrower, together with interest for each day on such amount until so refunded at a rate equal to the Federal Funds Rate for each such date.

          (b) Notwithstanding the foregoing, if any Bank has wrongfully refused to fund its Percentage of any Borrowing or other Advance as required hereunder, or if the principal balance of any Bank's Note is for any other reason less than its Percentage of the aggregate principal balances of the Notes then outstanding, the Agent may remit all payments received by it to the other Banks until such payments have reduced the aggregate amounts owed by the Borrower to the extent that the aggregate amount owing to such Bank hereunder is equal to its Percentage of the aggregate amount owing to all of the Banks hereunder. The provisions of this paragraph are intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Bank has breached its obligations hereunder and shall not be deemed to excuse any Bank from such obligations.

          Section 8.3 EXPENSES. All payments, collections and proceeds received or effected by the Agent may be applied, first, to pay or reimburse the Agent for all costs, expenses, damages and liabilities at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees, foreclosure expenses and advances made to protect the security of any collateral). If the Agent does not receive payments, collections or proceeds sufficient to cover any such costs, expenses, damages or liabilities within 30 days after their incurrence or imposition, each Bank shall, upon demand, remit to the Agent its Percentage of the difference between (i) such costs, expenses, damages and liabilities, and (ii) such payments, collections and proceeds.

          Section 8.4 PAYMENTS RECEIVED DIRECTLY BY BANKS. If any Bank or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note other than through distributions made in accordance with Section 8.2, such Bank or holder shall promptly give notice of such fact to the Agent and shall purchase from the other Banks or holders such participations in the Notes held by them as shall be necessary to cause the purchasing Bank or holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchasing Bank restored to the extent of such recovery (but without interest thereon).

          Section 8.5 INDEMNIFICATION. The Agent shall not be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agency hereby created, or to prosecute or defend any suit in respect of this Agreement or the Notes or any documents or instrument delivered hereunder or in connection herewith unless indemnified to its satisfaction by the holders of the Notes against loss, cost, liability and expense. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

          Section 8.6 LIMITATIONS ON AGENT'S POWER. Notwithstanding any other provision of this Agreement, the Agent shall not have the power, without the consent of all of the Banks, to (i) forgive any indebtedness of the Borrower arising under this Agreement or the Notes, (ii) agree to reduce the rate of interest charged under this Agreement, (iii) agree to extend the maturity of any amounts due under this Agreement or the Notes, or (iv) agree to any waiver of strict compliance with the provisions of Section 6.1.

          Section 8.7 EXCULPATION. The Agent shall be entitled to rely upon advice of its counsel concerning legal matters, and upon this Agreement, any Loan Document and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (c) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower or any other obligor of its obligations, or (d) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

          Section 8.8 AGENT AND AFFILIATES. The Agent shall have the same rights and powers hereunder in its individual capacity as any other Bank, and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Borrower as fully as if the Agent were not the Agent hereunder.

          Section 8.9 CREDIT INVESTIGATION. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Commitment been granted and the Advances made directly by such Bank to the Borrower without the intervention of the Agent or any other Bank. Each Bank agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document, or any other instrument or document delivered hereunder or in connection herewith.

          Section 8.10 RESIGNATION. The Agent may, and at the request of the Required Banks (which request shall, so long as no Default or Event of Default is continuing, be made only with the consent of the Borrower) shall, resign as such at any time upon at least 30 days' prior notice to the Borrower and the Banks. In the event of any resignation of the Agent, the Required Banks shall as promptly as practicable appoint a successor Agent; provided, however, that so long as no Default or Event of Default is continuing, such appointment may be made only with the consent of the Borrower. If no such successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request and the resigning Agent shall be discharged from its duties and obligations under this Agreement. After any resignation pursuant to this Section, the provisions of this Section shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent hereunder.

          Section 8.11 ASSIGNMENTS. No Bank may assign any of its rights or obligations under any Loan Document without the prior written consent of the Borrower, the Agent and the other Banks; provided, however, that the consent of the Borrower shall not be required in connection with any such assignment made at any time when the Borrower is the subject of a proceeding under the United States Bankruptcy Code or any successor thereto.

          Section 8.12 PARTICIPATIONS Each Bank may grant participations in a portion of its Notes and Commitments to any institutional investor, with the consent of the Agent

(which consent shall not be unreasonably withheld) but without the consent of the Borrower, but only so long as:

          (a) within five Bank Business Days after granting any participation, such Bank gives the Agent notice of such participation, including the name, address and telecopier number of the participant and the amount of the Notes and Commitments covered by the participation; and

          (b) the principal amount of the participation so granted is no less than $8,000,000.

No holder of any such participation, other than an affiliate of such Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such participant that such Bank will not, without such participant's consent, (i) forgive any indebtedness of the Borrower under this Agreement or the Notes, (ii) agree to reduce the rate of interest charged under this Agreement, except as expressly provided by the terms of the Loan Documents, (iii) agree to extend the final maturity of any indebtedness evidenced by the Notes, (iv) agree to any waiver of strict compliance with the provisions of Section 6.1, or (v) increase the amount of such participant's participation. No Bank shall, as between the Borrower and such Bank, be relieved of any of its obligations hereunder as a result of any such granting of a participation. The Borrower hereby acknowledges and agrees that any participant described in this Section will, for purposes of Section 2.16, be considered to be a Bank hereunder (provided that such participant shall not be entitled to receive any more than the Bank selling such participation would have received had such sale not taken place) and may rely on, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this Section 8.12, no Bank may grant any participation in any Loan Document or Commitment.

          Section 8.13 DISCLOSURE OF INFORMATION. The Agent and the Banks shall keep confidential (and cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished by the Borrower and its Subsidiaries to the Agent or the Banks (the "Disclosed Information"). Notwithstanding the foregoing, the Agent and each Bank may disclose Disclosed Information (i) to the Agent, any other Bank or any affiliate of any Bank; (ii) to legal counsel, accountants and other professional advisors to the Agent or such Bank; (iii) to any regulatory body having jurisdiction over any Bank or the Agent; (iv) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority;
(v) to the extent such Disclosed Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Bank on a non-confidential basis from a source other than the Borrower or a Subsidiary, or (C) was available to the Agent or such Bank on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower or a Subsidiary; (vi) to the extent the Borrower or such Subsidiary shall have consented to such disclosure in writing;

(vii) to the extent reasonably deemed necessary by the Agent or any Bank in the enforcement of the remedies of the Agent and the Banks provided under the Loan Documents; or (viii) in connection with any potential assignment or participation in the interest granted hereunder, provided that any such potential assignee or participant shall have executed a confidentiality agreement imposing on such potential assignee or participant substantially the same obligations as are imposed on the Agent and the Banks under this Section same containing the confidentiality provisions set forth in this
Section 8.13.

                                  ARTICLE IX
                                 MISCELLANEOUS

          Section 9.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Banks in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any Bank's acceptance of payments while any Default or Event of Default is outstanding operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 9.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Banks (or, in the case of any action described in Section 8.6, each Bank), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. In no event shall any increase in any Bank's Facility A Commitment Amount, Facility B Commitment Amount or other obligations hereunder be effective unless agreed to in writing by that Bank.

          Section 9.3 NOTICE. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be
(i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth by its signature below, or, if telecopied, transmitted to that party at its telecopier number set forth by its signature below; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) five business days after the date of posting, if delivered by mail, (ii) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iii) the date of transmission if delivered by telecopy, except that notices or requests to the Banks pursuant to any of the provisions of Article II shall not be effective until received by that Banks.

          Section 9.4 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the negotiation, preparation, execution, administration, amendment or enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto, whether paid to outside counsel or allocated to the Agent by in-house counsel. The Borrower also agrees to pay and reimburse the Agent for all of its out-of-pocket and allocated costs incurred in connection with each audit or examination conducted by the Agent, its employees or agents, which audits and examinations shall be for the sole benefit of the Agent and the Banks; provided, however, that the Borrower shall have no obligation to pay or reimburse the Agent for more than one such audit or examination in any single fiscal year of the Borrower so long as no Default or Event of Default has occurred and is continuing at the time of such audit or examination. In addition, the Borrower agrees to pay on demand all costs and expenses incurred by any Bank (other than the Agent) in connection with the enforcement of the Loan Documents following the occurrence of an Event of Default specified under Section 7.1(k), including the reasonable fees and out-of-pocket expenses of counsel for such Bank with respect thereto; provided, however, that no such costs and expenses shall be paid prior to payment in full of all principal and interest on the Notes and all costs and expenses incurred by the Agent and reimbursable hereunder.

          Section 9.5 INDEMNIFICATION BY BORROWER. The Borrower hereby agrees to indemnify the Banks and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with any litigation in which it is alleged that any Environmental Law has been breached with respect to any activity or property of the Borrower, except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

          Section 9.6 EXECUTION IN COUNTERPARTS. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this

Agreement or such other Loan Document, as the case may be, taken together, shall constitute but one and the same instrument.

          Section 9.7 BINDING EFFECT, ASSIGNMENT. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of each Bank, and (ii) the foregoing shall not limit the provisions of Sections 8.11 and 8.12.

          Section 9.8 GOVERNING LAW. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

          Section 9.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          SECTION 9.10 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

          Section 9.11 PRIOR AGREEMENTS. This Agreement and the other Loan Documents and related documents described herein restate and supersede in their entirety any and all prior agreements and understandings, oral or written, between the Banks and the Borrower. Without limiting the generality of the foregoing, this Agreement shall be deemed to replace in its entirety the Credit Agreement, dated September 30, 1994, between the Borrower and Norwest (the "Old Agreement"). Upon execution of this Agreement by the Agent, the

Banks and the Borrower, neither Norwest nor the Borrower shall have any obligation to the other under the Old Agreement, except that the Borrower shall continue to have the obligation to pay any fees remaining unpaid under the Old Agreement that had accrued through the effective date of this Agreement and to pay principal of and interest on the promissory notes issued pursuant to the Old Agreement until such notes have been paid in full by the proceeds of the initial Facility A Advances hereunder.

          Section 9.12 MOST FAVORED NATION. If at any time from and after the effective date of this Agreement, the Borrower or any Domestic Subsidiary shall enter into any trust indenture or other agreement for, relating to, or amending any terms or conditions applicable to any Funded Debt with any initial term of not less than 180 days incurred in connection with the domestic operations of the Borrower or such Domestic Subsidiary, in an amount equal to or in excess of $1,000,000, which includes covenants or defaults reasonably determined by the Required Banks to be more restrictive than those provided for in Articles
Section V and VI, the Borrower shall promptly so advise the Agent and the Banks. Thereupon, if the Required Banks shall request by notice to the Borrower, the Borrower shall enter into an amendment to this Agreement providing for substantially the same such covenants and defaults as those provided for in such trust indenture or other agreement, MUTATIS MUTANDIS, to the extent required and as may be selected by the Required Banks, such amendment to remain in effect for the entire duration of the term to maturity of such Funded Debt (to and including the date to which the same may be extended at the Borrower's or Subsidiary's option); provided, however, that if any such trust indenture or other agreement shall be modified, supplemented, amended or terminated so as to modify, amend or eliminate such trust indenture or other agreement or any such covenant, term, condition or default so made a part of this Agreement, then, the Borrower shall give the Agent and the Banks prompt notice thereof and such modification, supplement or amendment shall operate to modify, amend or eliminate such covenants, term, condition or default as so made a part of this Agreement. Nothing in this Section 9.12 shall create or imply any consent by the Agent or the Banks to any indebtedness of the Borrower or any Subsidiary except as set forth in Section 6.2.

          Section 9.13 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Address:                           BMC INDUSTRIES, INC.
Two Appletree Square, Suite 400
Minneapolis, Minnesota 55425
Attention: John N. McCormick       By /s/ Michael P. Hawks
Telecopier: 612-851-6050              -----------------------------------------
                                  Its V.P. Finance & Admin. CFO and Secretary
                                      ----------------------------------------

Address:                             NORWEST BANK MINNESOTA, NATIONAL
Sixth Street and Marquette Avenue         ASSOCIATION, as Agent
Minneapolis, Minnesota 55479-0085
Attention: Scott Bjelde
Telecopier: 612-667-4145             By  /s/ Lennie M. Kaufman
                                         -------------------------------------
                                     Its V. P. Loan Syndications
                                         -------------------------------------

Address:                             NORWEST BANK MINNESOTA, NATIONAL
Sixth Street and Marquette Avenue            ASSOCIATION, as a Bank
Minneapolis, Minnesota 55479-0085
Attention: Scott Bjelde
Telecopier: 612-667-4145             By  /s/ Scott Bjelde
                                         -------------------------------------
                                     Its Assistant Vice President
Facility A Commitment Amount:            -------------------------------------
  $23,333,333.34
Facility B Commitment Amount:
  $26,666,666.67

Address:                             FIRST BANK NATIONAL ASSOCIATION
First Bank Place
601 Second Avenue South
Minneapolis, Minnesota 55402-4302
Attention: Kurt Egertson             By  /s/ Kurt Egertson
Telecopier: 612-973-0822                 -------------------------------------
                                     Its Vice President
                                         -------------------------------------

Facility A Commitment Amount:
  $23,333,333.33
Facility B Commitment Amount:
  $26,666,666.66


Address:                             NBD BANK
611 Woodward Avenue
Detroit, Michigan 48226
Attention: Marguerite Mullins
Telecopier: 313-225-1212             By  /s/ Marguerite Mullins
                                         -------------------------------------
                                     Its Second Vice President
                                         -------------------------------------
Facility A Commitment Amount:
  $23,333,333.33
Facility B Commitment Amount:
  $26,666,666.66

                            EXHIBITS AND SCHEDULES

          Exhibit A           Facility A Note

          Exhibit B           Facility B Note

          Exhibit C           Guaranty

          Exhibit D           Compliance Certificate

          Exhibit E           Opinion of Borrower's Counsel
                 ___________________________________________

          Schedule 4.4        Subsidiaries

          Schedule 4.7        Litigation

          Schedule 4.8        Hazardous Substances

          Schedule 6.1        Permitted Liens

          Schedule 6.2        Permitted Indebtedness

          Schedule 6.3        Permitted Guaranties

          Schedule 6.8        Sale and Leaseback